Exhibit 99.1

Key Energy Services, Inc.	August 8, 2017
1301 McKinney Street Suite 1800 Houston, TX 77010
Contact: West Gotcher 713-757-5539

FOR IMMEDIATE RELEASE
Key Energy Services Reports Second Quarter 2017 Earnings

•	Consolidated positive Adjusted EBITDA in the second quarter, excluding International segment

•	All U.S. business segments generated positive Adjusted EBITDA in the second quarter driven by top-line improvement and strong incremental margins

•	Enhanced liquidity position by approximately $12 million via divestitures of non-core assets
HOUSTON, TX, August 8, 2017 - Key Energy Services, Inc. reported second quarter 2017 consolidated revenues of $107.8 million and a pre-tax GAAP loss of $14.0 million, or $0.66 per share. The results for the second quarter include a $21.0 million gain on sale of assets, $4.0 million of stock-based compensation expense and $1.6 million of severance expense. Excluding these items, the Company reported a pre-tax loss of $29.4 million, or $1.42 per share.
Overview and Outlook
Key’s President and Chief Executive Officer, Robert Drummond, stated, “During the second quarter, each of our U.S. segments generated positive Adjusted EBITDA for the first time in well over a year driven by top-line improvement, particularly in Coiled Tubing Services, and strong incremental margins in each business as the benefits of our organizational restructuring initiatives continued to emerge. Margins also benefited from some sequential pricing increases in each business. In total, consolidated Adjusted EBITDA, excluding International results, increased by approximately $10 million sequentially. While we experienced increasing activity, oil price pressure dampened the activity momentum we anticipated entering the second quarter yielding lower than anticipated activity growth.
“Additionally, during the second quarter, we improved our liquidity position through the disposition of two non-core businesses. The proceeds realized from these divestitures, along with the removal of cash flow negative businesses, will allow us to deploy the capital to actionable return-accretive opportunities as broader market conditions and activity levels warrant these investments.”
Drummond continued, “Looking forward, I see significant opportunities in production services, particularly as it relates to the aging horizontal wellbore and the growing backlog of wells that have experienced deferred maintenance. We are pleased with how the Company is positioned to take advantage of these opportunities and with the incremental earnings generation capacity the

August 8, 2017

Company offers today compared to the last market up-cycle. We believe when oil prices stabilize at a sufficiently economic level for our customers that activity will begin to ramp for our core production services.”
Financial Overview
Upon emergence from Chapter 11 bankruptcy on December 15, 2016, the Company adopted fresh start accounting, which resulted in the Company becoming a new entity for financial reporting purposes. References to "Successor" relate to the financial position of the reorganized Key as of and subsequent to December 16, 2016; references to "Predecessor" refer to the financial position of Key as of and prior to December 15, 2016 and the results of operations through December 15, 2016. References to fourth quarter 2016 will reflect pro-forma results for the Predecessor and Successor entities.
The following table sets forth summary data for the second quarter 2017 and prior comparable quarterly periods:

	Successor		Predecessor
	Three Months Ended June 30, 2017	Three Months Ended March 31, 2017	Three Months Ended June 30, 2016
Revenues	$107.8	$101.5	$95.0
Net loss	(13.2)	(46.9)	(92.8)
Diluted loss per share	(0.66)	(2.33)	(0.58)
Adjusted EBITDA*	(0.7)	(11.0)	(24.4)
* Adjusted EBITDA does not exclude costs incurred in connection with the Company’s FCPA investigations completed in 2016.
U.S. Results
Second quarter 2017 U.S. Rig Services revenues of $61.8 million were up 2.5% as compared to the first quarter 2017. Second quarter operating loss was $0.2 million, or -0.3% of revenue, which included severance of $0.9 million, stock-based compensation expense of $0.6 million and a gain on sale of assets of $0.4 million; excluding these items, normalized operating income was $1.0 million, or 1.6% of revenue. These results compare to first quarter operating loss of $2.1 million, or -3.5% of revenue, which included stock-based compensation expense of $0.4 million; excluding this item, normalized operating loss was $1.6 million, or -2.7% of revenue. The operating loss for the first quarter also included approximately $1.1 million of incremental employment related taxes and $1.1 million of equipment make-ready costs.

August 8, 2017

Second quarter 2017 Fluid Management Services revenues of $18.9 million were up 5.4% as compared to the first quarter 2017. Second quarter operating loss was $3.2 million, or -17.1% of revenue, which included $0.1 million of stock-based compensation expense and a gain on sale as of assets of $0.2 million; excluding these items, normalized operating loss was $3.4 million, or -17.9% of revenue. These results compare to first quarter operating loss of $6.9 million, or -38.8% of revenue, which included $0.1 million of stock-based compensation expense and a gain on sale as of assets of $0.1 million; excluding these items, normalized operating loss was $6.9 million, or -38.8% of revenue. The operating loss for the first quarter also includes approximately $0.3 million of additional employment related taxes and $0.9 million of costs associated with an SWD explosion due to lightning. Truck hours were up approximately 3% sequentially while pricing was up approximately 2% sequentially.
Second quarter 2017 Coiled Tubing Services revenues of $9.2 million were up 71.6% as compared to the first quarter 2017. Second quarter operating income was $0.3 million, or 3.5% of revenue, which included $0.1 million of stock-based compensation expense; excluding this item, normalized operating income was $0.4 million, or 4.2% of revenue. These results compare to first quarter operating loss of $2.3 million, or -42.8% of revenue, which included $0.1 million of stock-based compensation expense and $0.1 million of severance; excluding these items, normalized operating loss was $2.2 million, or -40.6% of revenue. Activity in our largest, completions-driven coiled tubing units was up approximately 110% as we deployed a large-diameter unit early in the quarter and pricing on these units was up approximately 17% sequentially.
Second quarter 2017 Fishing & Rental Services revenues of $15.8 million were down -0.5% as compared to the first quarter 2017. Second quarter operating income was $17.5 million, or 110.9% of revenue, which included a $20.7 million gain on sale of assets and $0.1 million of severance expense; excluding these items, normalized operating loss was $3.1 million, or -19.8% of revenue. These results compare to first quarter operating loss of $3.9 million, or -24.5% of revenue, which included $0.1 million of severance expense and a $0.1 million gain on sale of assets; excluding these items, normalized operating loss was $4.0 million, or -25.0% of revenue. The frac stack and well testing business reported within the Fishing & Rental Services segment was divested during the second quarter. Excluding the revenue associated with the divested assets, second quarter Fishing & Rental services revenue was $13.8 million, up 1.9% million as compared to the first quarter. Excluding the results associated with the divested assets, normalized operating loss in the second quarter was $2.8 million, or -20.3% of revenue, as compared to a normalized operating loss of $3.5 million, or -26.2% of revenue, in the first quarter.

August 8, 2017

International Segment
Second quarter 2017 International revenues were $2.2 million, up 4.8% as compared to first quarter 2017 revenues of $2.1 million. Second quarter operating loss was $1.3 million, or -62.3% of revenues, which included a $0.3 million loss on sale of assets; excluding this item, normalized operating income was $1.0 million, or -46.7% of revenue. These results compare to first quarter 2017 operating loss of $2.3 million, or -111.1% of revenues, which included severance of $0.3 million, a $0.2 million charge associated with an impairment of assets and a $0.1 million loss associated with the sale of assets; excluding these items, normalized operating income was $1.8 million, or -85.7% of revenue.
General and Administrative Expenses
General and Administrative (G&A) expenses were $30.3 million for the second quarter 2017 compared to $31.0 million in the prior quarter. Second quarter G&A expenses included $3.7 million of stock-based compensation expense and $1.5 million in severance. This compares to first quarter 2017 G&A expenses that included $3.5 million of stock-based compensation expense, $1.8 million in professional fees associated with the Company’s financial restructuring $0.7 million in higher employment related taxes and $0.1 million in severance. Excluding these items and International G&A of $0.9 million, G&A expense in the second quarter was $24.2 million as compared to $23.5 million in the first quarter.
Liquidity
As of June 30, 2017, the Company had total liquidity of $120.4 million, consisting of $94.7 million in unrestricted cash and $25.7 million of borrowing capacity available under the Company’s $100.0 million asset-based loan facility. This compares to total liquidity of $108.8 million at March 31, 2017, consisting of $82.7 million in unrestricted cash and $26.1 million of borrowing capacity available under the Company’s $100.0 million asset-based loan facility.
Conference Call Information
As previously announced, Key management will host a conference call to discuss its second quarter 2017 financial results on Wednesday, August 9, 2017 at 10:00 a.m. CDT. Callers from the U.S. and Canada should dial 888-794-4637 to access the call. International callers should dial 352-204-8973. All callers should ask for the "Key Energy Services Conference Call" or provide

August 8, 2017

the access code 57872114. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select "Investor Relations."
A telephonic replay of the conference call will be available on Wednesday, August 9, 2017, beginning approximately two hours after the completion of the conference call and will remain available for one week. To access the replay, call 855-859-2056 or 800-585-8367. The access code for the replay is 57872114. The replay will also be accessible at www.keyenergy.com under "Investor Relations" for a period of at least 90 days.
Consolidated Statements of Operations (in thousands, except per share amounts, unaudited):

	Successor		Predecessor	Successor	Predecessor
	Three Months Ended June 30, 2017	Three Months Ended March 31, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
REVENUES	$107,780	$101,452	$95,012	$209,232	$206,100
COSTS AND EXPENSES:
Direct operating expenses	63,560	87,306	89,419	150,866	180,017
Depreciation and amortization expense	20,910	21,301	35,856	42,211	71,608
General and administrative expenses	30,334	30,996	40,903	61,330	87,148
Impairment expense	—	187	—	187	—
Operating loss	(7,024)	(38,338)	(71,166)	(45,362)	(132,673)
Interest expense, net of amounts capitalized	7,872	7,710	21,357	15,582	42,941
Other (income) loss, net	(961)	(240)	412	(1,201)	(819)
Reorganization items, net	101	1,340	—	1,441	—
Loss before tax income taxes	(14,036)	(47,148)	(92,935)	(61,184)	(174,795)
Income tax benefit	853	289	133	1,142	379
NET LOSS	$(13,183)	$(46,859)	$(92,802)	$(60,042)	$(174,416)
Loss per share:
Basic and diluted	$(0.66)	$(2.33)	$(0.58)	$(2.99)	$(1.09)
Weighted average shares outstanding:
Basic and diluted	20,099	20,096	160,982	20,098	160,514

August 8, 2017

Segment Revenue and Operating Income (in thousands, except for percentages, unaudited):

	Successor		Predecessor	Successor	Predecessor
	Three Months Ended June 30, 2017	Three Months Ended March 31, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Revenues
U.S. Rig Services	$61,802	$60,291	$51,502	$122,093	$110,490
Fluid Management Services	18,867	17,895	19,591	36,762	42,261
Coiled Tubing Services	9,165	5,341	7,617	14,506	17,148
Fishing & Rental Services	15,776	15,855	13,412	31,631	29,695
International	2,170	2,070	2,890	4,240	6,506
Consolidated Total	$107,780	$101,452	$95,012	$209,232	$206,100

Operating Income (Loss)
U.S. Rig Services	$(177)	$(2,087)	$(13,674)	$(2,264)	$(20,040)
Fluid Management Services	(3,227)	(6,937)	(7,555)	(10,164)	(13,827)
Coiled Tubing Services	325	(2,285)	(6,057)	(1,960)	(12,206)
Fishing & Rental Services	17,494	(3,877)	(8,776)	13,617	(12,788)
International	(1,352)	(2,300)	(4,901)	(3,652)	(9,961)
Functional Support	(20,087)	(20,852)	(30,203)	(40,939)	(63,851)
Consolidated Total	$(7,024)	$(38,338)	$(71,166)	$(45,362)	$(132,673)

Operating Income (Loss) % of Revenues
U.S. Rig Services	(0.3)%	(3.5)%	(26.6)%	(1.9)%	(18.1)%
Fluid Management Services	(17.1)%	(38.8)%	(38.6)%	(27.6)%	(32.7)%
Coiled Tubing Services	3.5%	(42.8)%	(79.5)%	(13.5)%	(71.2)%
Fishing & Rental Services	110.9%	(24.5)%	(65.4)%	43.0%	(43.1)%
International	(62.3)%	(111.1)%	(169.6)%	(86.1)%	(153.1)%
Consolidated Total	(6.5)%	(37.8)%	(74.9)%	(21.7)%	(64.4)%

August 8, 2017

Following is a reconciliation of net loss as presented in accordance with United States generally accepted accounting principles (GAAP) to EBITDA and Adjusted EBITDA as required under Regulation G of the Securities Exchange Act of 1934.
Reconciliations of EBITDA and Adjusted EBITDA to net loss (in thousands, except for percentages, unaudited):

	Successor		Predecessor
	Three Months Ended June 30, 2017	Three Months Ended March 31, 2017	Three Months Ended June 30, 2016
Net loss	$(13,183)	$(46,859)	$(92,802)
Income tax benefit	(853)	(289)	(133)
Interest expense, net of amounts capitalized	7,872	7,710	21,357
Interest income	(155)	(198)	(134)
Depreciation and amortization	20,910	21,301	35,856
EBITDA	$14,591	$(18,335)	$(35,856)
% of revenues	13.5%	(18.1)%	(37.7)%

Severance costs	1,650	473	1,091
Stock-based compensation	3,969	3,700	—
Restructuring items, net	101	1,340	—
Impairment expense	—	187	—
(Gain) loss on sales of assets	(20,968)	(147)	885
Restructuring professional fees	—	1,780	9,522
Adjusted EBITDA*	$(657)	$(11,002)	$(24,358)
% of revenues	(0.6)%	(10.8)%	(25.6)%

Revenues	$107,780	$101,452	$95,012
* Adjusted EBITDA does not exclude costs incurred in connection with the Company’s FCPA investigations completed in 2016.

August 8, 2017

	Three Months Ended June 30, 2017
	U.S. Rig Services	Fluid Management Services	Coiled Tubing Services	Fishing and Rental Services	International	Functional Support	Total
Net loss	$(19)	$(3,071)	$330	$17,514	$(1,074)	$(26,863)	$(13,183)
Income tax benefit	—	—	—	—	31	(884)	(853)
Interest expense, net of amounts capitalized	—	—	—	—	—	7,872	7,872
Interest income	—	—	—	—	(18)	(137)	(155)
Depreciation and amortization	7,895	5,469	1,284	5,850	32	380	20,910
EBITDA	$7,876	$2,398	$1,614	$23,364	$(1,029)	$(19,632)	$14,591
% of revenues	12.7%	12.7%	17.6%	148.1%	(47.4)%	—%	13.5%

Severance costs	855	29	11	94	—	661	1,650
Stock-based compensation	641	55	54	—	—	3,219	3,969
Restructuring items, net	—	—	—	—	—	101	101
(Gain) loss on sales of assets	(357)	(239)	(8)	(20,711)	338	9	(20,968)
Adjusted EBITDA*	$9,015	$2,243	$1,671	$2,747	$(691)	$(15,642)	$(657)
% of revenues	14.6%	11.9%	18.2%	17.4%	(31.8)%	—%	(0.6)%

Revenues	$61,802	$18,867	$9,165	$15,776	$2,170	$—	$107,780
* Adjusted EBITDA does not exclude costs incurred in connection with the Company’s FCPA investigations completed in 2016.

August 8, 2017

	Three Months Ended March 31, 2017
	U.S. Rig Services	Fluid Management Services	Coiled Tubing Services	Fishing and Rental Services	International	Functional Support	Total
Net loss	$(2,091)	$(7,165)	$(2,278)	$(3,674)	$(1,952)	$(29,699)	$(46,859)
Income tax benefit	—	—	—	—	(292)	3	(289)
Interest expense, net of amounts capitalized	—	—	—	—	—	7,710	7,710
Interest income	—	—	—	—	(30)	(168)	(198)
Depreciation and amortization	7,324	5,808	1,413	5,950	525	281	21,301
EBITDA	$5,233	$(1,357)	$(865)	$2,276	$(1,749)	$(21,873)	$(18,335)
% of revenues	8.7%	(7.6)%	(16.2)%	14.4%	(84.5)%	—%	(18.1)%

Severance costs	10	7	63	52	286	55	473
Stock-based compensation	438	54	53	—	—	3,155	3,700
Restructuring cost, net	—	—	—	—	—	1,340	1,340
Impairment expense	—	—	—	—	187	—	187
(Gain) loss on sales of assets	—	(66)	—	(135)	54	—	(147)
Restructuring professional fees	—	—	—	—	—	1,780	1,780
Adjusted EBITDA*	$5,681	$(1,362)	$(749)	$2,193	$(1,222)	$(15,543)	$(11,002)
% of revenues	9.4%	(7.6)%	(14.0)%	13.8%	(59.0)%	—%	(10.8)%

Revenues	$60,291	$17,895	$5,341	$15,855	$2,070	$—	$101,452
* Adjusted EBITDA does not exclude costs incurred in connection with the Company’s FCPA investigations.

“EBITDA” is defined as income or loss attributable to Key before interest, taxes, depreciation, and amortization.

“Adjusted EBITDA” is EBITDA as further adjusted for certain non-recurring or extraordinary items such as impairment expense, severance expense, loss on debt extinguishment, gains or losses on asset sales, asset retirements and impairments, and certain non-recurring transaction or other costs.

EBITDA and Adjusted EBITDA are non-GAAP measures that are used as supplemental financial measures by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess:

•	The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness;

•	The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure; and

•	The Company’s operating trends underlying the items that tend to be of a non-recurring nature.

Normalized operating loss is a non-GAAP financial measure and is defined as operating loss plus or minus certain items such as impairment expense, severance expense, FCPA settlement costs and FCPA investigation costs. Normalized operating loss is used as a supplemental financial measure by the Company’s management and directors and by external users of the Company’s financial

August 8, 2017

statements, such as investors, primarily to compare the Company’s core operating and financial performance from period to period without regard to the many non-cash accounting charges or unusual expenses that have impacted the Company’s GAAP operating income and net income due to the severe downturn in the company’s business.

EBITDA, Adjusted EBITDA and normalized operating income have limitations as analytical tools and should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA, Adjusted EBITDA and normalized operating income exclude some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations in using normalized operating loss as an analytical tool include that normalized operating loss excludes certain cash costs and losses actually incurred by the Company. Limitations to using EBITDA and Adjusted EBITDA as an analytical tool include:

•	EBITDA and Adjusted EBITDA do not reflect Key’s current or future requirements for capital expenditures or capital commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements necessary to service, interest or principal payments on Key’s debt;

•	EBITDA and Adjusted EBITDA do not reflect income taxes;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate EBITDA and Adjusted EBITDA differently than Key does, limiting their usefulness as a comparative measure; and

•
EBITDA and Adjusted EBITDA are a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

August 8, 2017

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections and its management’s beliefs and assumptions concerning future events and financial trends affecting its financial condition and results of operations. In some cases, you can identify these statements by terminology such as “may,” “will,” “should,” “predicts,” “expects,” “believes,” “anticipates,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions and are subject to substantial risks and uncertainties and are not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements. In evaluating those statements, you should carefully consider the information above as well as the risks outlined in “Item 1A. Risk Factors,” in Key’s Annual Report on Form 10-K for the year ended December 31, 2016 and in other reports Key files with the Securities and Exchange Commission.

Key undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release except as required by law. All of Key’s written and oral forward-looking statements are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.

Important factors that may affect Key’s expectations, estimates or projections include, but are not limited to, the following: conditions in the oil and natural gas industry, especially oil and natural gas prices and capital expenditures by oil and natural gas companies; volatility in oil and natural gas prices; Key’s ability to implement price increases or maintain pricing on its core services; risks that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed in its businesses; industry capacity; asset impairments or other charges; the periodic low demand for Key’s services and resulting operating losses and negative cash flows; Key’s highly competitive industry as well as operating risks, which are primarily self-insured, and the possibility that its insurance may not be adequate to cover all of its losses or liabilities; significant costs and potential liabilities resulting from compliance with applicable laws, including those resulting from environmental, health and safety laws and regulations, specifically those relating to hydraulic fracturing, as well as climate change legislation or initiatives; Key’s historically high employee turnover rate and its ability to replace or add workers, including executive officers and skilled workers; Key’s ability to incur debt or long-term lease obligations; Key’s ability to implement technological developments and enhancements; severe weather impacts on Key’s business; Key’s ability to successfully identify, make and integrate acquisitions and its ability to finance future growth of its operations or future acquisitions; Key’s ability to achieve the benefits expected from disposition transactions; the loss of one or more of Key’s larger customers; Key’s ability to generate sufficient cash flow to meet debt service obligations; the amount of Key’s debt and the limitations imposed by the covenants in the agreements governing its debt, including its ability to comply with covenants under its current debt agreements; an increase in Key’s debt service obligations due to variable rate indebtedness; Key’s inability to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and its inaccurate assessment of future activity levels, customer demand, and pricing stability which may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); risks affecting Key’s international operations, including risks affecting Key’s ability to execute its plans to withdraw from international markets outside North America; Key’s ability to respond to changing or declining market conditions, including Key’s ability to reduce the costs of labor, fuel, equipment and supplies employed and used in its businesses; Key’s ability to maintain sufficient liquidity; the adverse impact of litigation; and other factors affecting Key’s business described in “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2016, and other reports Key files with the Securities and Exchange Commission.

About Key Energy Services
Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Russia.